Exhibit 10.1

April 12, 2016

The Equinox Group LLC
9200 East Mineral Ave., Suite 365
Centennial, CO 80113

Re:	Jacobucci Pad Township 1 South, Range 67 West Section 5: N2, SESW, NWSE Adams County, Colorado

Gentlemen:

This letter, when executed in the space and manner provided below, shall evidence the Purchase Agreement (“Agreement”) by and between The Equinox Group LLC (“Equinox”) and PetroShare Corp. (“PetroShare”), collectively referred to as the (“Parties”).  In consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency thereof being hereby acknowledged, Equinox and PetroShare agree as follows:

1.
Equinox agrees to sell and PetroShare agrees to buy all of Equinox’s leasehold interest in the oil and gas leases (“Leases”) as described on Exhibit “A” attached hereto and made a part hereof, subject to the conditions set forth below.

2.
Equinox has acquired the interest, if any, of Starlight Resources, LLC and Starlight Corporation (“Starlight Interests”).  At such time as marketable title can be established and agreed upon by the Parties, PetroShare agrees to buy the Starlight Interests.  The Starlight Interests are described on Exhibit “B” attached hereto and made a part hereof.

3.
PetroShare agrees to assume Equinox’s working interest participation in the wells as proposed by PDC Energy, Inc. at the Jacobucci pad and to pay all costs and expenses related to the drilling, completion, equipping and producing of said wells.  PetroShare further agrees to indemnify Equinox from all costs, risks and expenses associated with said wells.

4.
Upon execution of this Agreement, PetroShare shall deliver to Equinox $464,112.00 for Equinox’s working interest in the Jacobucci pad wells and the Leases.  Upon receipt of the executed Agreement and at such time as funds are confirmed received, Equinox shall deliver an assignment, a copy is attached and marked Exhibit “C”, of all of its right, title and interest in the Leases.

5.
Upon written confirmation from PDC Energy Inc. as operator of the proposed wells set forth in Paragraph 3 above, that the title to the Starlight Interests is acceptable, PetroShare shall pay Equinox (A) $1,800 per acre and (B) $500 per acre for lands as separately identified on Exhibit “B” totaling an additional $112,000, within five (5) business days from receipt of the written notice from PDC Energy, Inc. that title is acceptable.

7200 S. Alton Way, Suite B-2200 | Centennial Colorado 80112	(303) 500-1160 (office) | (303) 770-6885 (fax) | www.PetroShareCorp.com

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Equinox Sec 5 Adams Co. CO Letter Agreement

6.	Equinox agrees to warrant title by, through and under Equinox, but not otherwise.

7.
The Parties agree that in the event Equinox’s affiliate Eagle Shadow L.L.C. (“Eagle Shadow”) owns minerals under some or all of the lands included in Exhibits “A” & “B”, and Equinox elects to release all or portions of its oil & gas lease with Eagle Shadow, Eagle Shadow will grant PetroShare the exclusive option to enter into new oil & gas lease(s) under mutually agreeable terms covering the released lands as identified in Exhibits “A” & “B”.  It is agreed that the parties will work in good faith to enter into a new lease however, there will be no obligation on either party to enter into such lease.  The Parties are agreeing to review options for a mutually beneficial arrangement to increase each Parties’ potential economic benefits in the lands.

8.	Equinox and PetroShare agree to execute all other documents necessary to consummate this transaction in a timely manner.

9.	The Effective date of this Agreement shall be March 1, 2016.

If this letter correctly reflects your understanding of our agreement, please indicate by executing in the space provided.

Sincerely,

/s/ Frederick J. Witsell
Frederick J. Witsell
President
PetroShare Corp.

Accepted and agreed to this 14th day of April, 2016.

Seller:
THE EQUINOX GROUP LLC

    /s/ Gene Osborne
       Gene Osborne

Title: Authorized Agent

Mineral Owner:
EAGLE SHADOW LLC

    /s/ Gene Osborne
       Gene Osborne

Title: Authorized Agent

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Equinox Sec 5 Adams Co. CO Letter Agreement

Exhibit “A”

Attached to and made a part of that certain Purchase Agreement effective March 1, 2016, by and between The Equinox Group LLC and PetroShare Corp.

Oil and Gas Lease dated June 1, 1970 and recorded on July 8, 1970, in Book 1611 at page 128, of the records of Adams County, Colorado, insofar and only insofar as the same covers: (i) the W/2NW/4, NE/4NW/4, NE/4 all in Section 5, Township 1 South, Range 67 West, 6th P.M., Adams County, CO and (ii) those subsurface depths lying between the base of the Sussex Formation and the base of the Codell Formation;

Containing 257.84 acres more or less

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Equinox Sec 5 Adams Co. CO Letter Agreement

Exhibit “B”

Attached to and made a part of that certain Purchase Agreement effective March 1, 2016, by and between The Equinox Group LLC and PetroShare Corp.

(A)

PetroShare Corp. agrees to pay $1,800.00 per acre on the following described 40 acres upon receipt and agreement between the parties as to marketable title.

Oil and Gas Lease dated June 1, 1970 and recorded on July 8, 1970, in Book 1611 at page 128, of the records of Adams County, Colorado, insofar and only insofar as the same covers: (i) SE/4NW/4 in Section 5, Township 1 South, Range 67 West, 6th P.M., Adams County, CO and (ii) those subsurface depths lying between the base of the Sussex Formation and the base of the Codell Formation

(B)

PetroShare Corp. agrees to pay $500.00 per acre on the following described 80 acres upon receipt and agreement between the parties as to marketable title.

Oil and Gas Lease dated June 1, 1970 and recorded on July 8, 1970, in Book 1611 at page 128, of the records of Adams County, Colorado, insofar and only insofar as the same covers: (i) NW/4SE/4, E/2SE/4SW/4 and that part of the W/2SE/4SW/4, described as beginning at the SW corner of the E/2E/2SW/4 then westerly 181 feet, then northerly 748 feet, then easterly 181 feet then southerly 748 feet to the point of beginning, all in Section 5, Township 1 South, Range 67 West, 6th P.M., Adams County, CO and (ii) those subsurface depths lying between the base of the Sussex Formation and the base of the Codell Formation
And;
Oil and Gas Lease dated March 31, 1970 and recorded on April 24, 1970, in Book 1593 at page 232, of the records of Adams County, Colorado, insofar and only insofar as the same covers: (i) W/2SE/4SW/4, excluding a parcel described as beginning at the SW corner of the E/2E/2SW/4 then westerly 181 feet, then northerly 748 feet, then easterly 181 feet then southerly 748 feet to the point of beginning, all in Section 5, Township 1 South, Range 67 West, 6th P.M., Adams County, CO and (ii) those subsurface depths lying between the base of the Sussex Formation and the base of the Codell Formation

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Equinox Sec 5 Adams Co. CO Letter Agreement

EXHIBIT “C”

Attached to and made a part of that certain Purchase Agreement effective March 1, 2016, by and between The Equinox Group LLC and PetroShare Corp.

ASSIGNMENT AND CONVEYANCE

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, The Equinox Group LLC, whose address is 9200 East Mineral Ave., Suite 365, Centennial, CO 80112 (herein "Assignor"), does hereby grant, bargain, sell and convey unto PetroShare Corp., whose address is 7200 S. Alton Way, Suite B-220, Centennial, CO 80112 herein "Assignee"), all of Assignor's right, title and interest in and to the Oil, Gas and Mineral Leases, as same may have heretofore been or may hereafter be supplemented, extended or amended from time to time (herein called the "Subject Properties") and described below:

Oil and Gas Lease dated June 1, 1970 and recorded on July 8, 1970, in Book 1611 at page 128, of the records of Adams County, Colorado, insofar and only insofar as the same covers: (i) the W/2NW/4, NE/4NW/4, NE/4 all in Section 5, Township 1 South, Range 67 West, 6th P.M., Adams County, CO and (ii) those subsurface depths lying between the base of the Sussex Formation and the base of the Codell Formation;

Containing 257.84 acres more or less

TO HAVE AND TO HOLD the Subject Properties unto Assignee, its successors and assigns, forever.

This Assignment is made subject to the terms, provisions and conditions of that certain Purchase Agreement effective March 1, 2016 and any amendments thereto, by and between Assignor and Assignee(s).

Assignor hereby agrees to warrant and defend title to the Subject Properties against any person lawfully claiming or to claim the same by, through and under Assignor, but not otherwise.

Executed this _______ day of __________, 20____.

The Equinox Group LLC

By:
Name:  Gene Osborne
Title:

ACKNOWLEDGMENTS

STATE OF COLORADO	)
) ss.
COUNTY OF ARAPAHOE	)

BEFORE me, the undersigned, a Notary Public within and for said county and state on this         day of                              , 20___, personally appeared Gene Osborne, to me known to be the identical person who subscribed the name of The Equinox Group LLC. to the foregoing instrument as its _________________________, and duly acknowledged to me that he executed the same as his free and voluntary act and deed, and as the free and voluntary act and deed of such corporation, for the uses and purposes therein set forth.

WITNESS my hand and official seal the day and year last above written.

My Commission expires:
Notary Public